                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant                                     (X)
Filed by a Party other than the Registrant                  ( )

Check the appropriate box:

( )  Preliminary Proxy Statement                            ( )     Confidential, For Use of the Commission Only
(X)  Definitive Proxy Statement                                     (as Permitted by Rule 14a-6(e)(2))
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Black Rock Golf Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      ___________________________________________________________________
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

(X)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2.  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4.  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5.  Total fee paid:

         -----------------------------------------------------------------------

( )  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

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     2.  Form, Schedule or Registration Statement No.:

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     3.  Filing Party:

         ----------------------------------------------------------------------
     4.  Date Filed:

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

                          BLACK ROCK GOLF CORPORATION
                     6786 SOUTH REVERE PARKWAY, SUITE 150 D
                           ENGLEWOOD, COLORADO 80112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 28, 1997

TO THE STOCKHOLDERS OF BLACK ROCK GOLF CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BLACK ROCK GOLF CORPORATION, a Delaware corporation (the "Company"), will be held on Monday, July 28, 1997 at 10:00 a.m. local time at Cherry Hills Country Club, 4125 South University Blvd., Englewood, CO 80110 for the following purposes:

     1. To elect two persons to the Board of Directors of the Company to have each director serve for a term of three years;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on June 23, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            /s/ GERALD D. FICK

                                            Gerald D. Fick
                                            Secretary

Englewood, Colorado
July 1, 1997

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          BLACK ROCK GOLF CORPORATION
                     6786 SOUTH REVERE PARKWAY, SUITE 150D
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 28, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Black Rock Golf Corporation, a Delaware corporation ("Black Rock" or the "Company"), for use at the Annual Meeting of Stockholders to be held on July 28, 1997 at 10:00 a.m. (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Cherry Hills Country Club, 4125 South University Blvd., Englewood, CO 80110. The Company intends to mail this Proxy Statement and accompanying Proxy Card on or about July 1, 1997 to all stockholders entitled to notice of or to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on June 23, 1997 will be entitled to notice of and/or to vote at the Annual Meeting. At the close of business on June 23, 1997, the Company had outstanding and entitled to vote 3,150,000 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 6786 South Revere Parkway, Suite 150 D, Englewood, Colorado 80112, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors presently consists of eight directors and is divided into three classes. One class of directors is elected annually, and each director in the class serves a three-year term. The class to be elected at the Annual Meeting consists of two directors. The Board has nominated Michael J. Timbers and Christopher B. Cooper for these positions, each of whom is currently a director and each of whom has indicated his willingness to serve if elected. In the event that a nominee should become unwilling or unable to serve as a director, all duly executed proxies shall be voted for the election of such other person as may be designated by the Board of Directors. Unless authority to vote for the nominees is withheld, all votes represented by a properly executed proxy will be cast in favor of the nominees.

     Directors are elected by the holders of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS

     The table below contains the names, ages and positions held by the nominees and the other directors of the Company:

                   NAME                      AGE             POSITIONS WITH COMPANY
                   ----                      ---             ----------------------
NOMINEES FOR ELECTION:
Michael J. Timbers(2)......................  55    Director.
Christopher B. Cooper......................  38    Chief Operating Officer and director.
TERM EXPIRING IN 1998:
Jay Chazanoff(1)(2)........................  51    Director.
John W. Cullen(1)..........................  58    Director.
Gerard A. Maglio...........................  50    Director.
TERM EXPIRING IN 1999:
Jackson D. Rule, Jr........................  58    Chairman of the Board, President and Chief
                                                   Executive Officer.
William Elsner(1)(2).......................  45    Director.
Rocky Thompson.............................  58    Director.

---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     The following is a brief account of the background of each director:

     Mr. Timbers has served as a director of the Company since July 1996. Since February 1989, Mr. Timbers has served as Chief Executive Officer of IHS Group, which consists of a number of information companies with aggregate annual revenues of approximately $300 million, and from February 1989 to May 1996, Mr. Timbers also served as President of IHS Group. From July 1992 to November 1996, Mr. Timbers served as Chairman of AVO International, which consists of a group of companies that produce high quality electrical test and measurement equipment with aggregate annual revenues of approximately $85 million.

     Mr. Cooper has served as Chief Operating Officer and as a director of the Company since January 1997. From July 1996 to January 1997, Mr. Cooper worked as an independent consultant to the Company. From September 1980 to June 1996, Mr. Cooper was employed by Square Two. At Square Two, Mr. Cooper served as Sr. Vice President Product Development from January 1994 to July 1996, Chief Operating Officer from July 1991 to January 1994 and Vice President of Production/Sales from February 1982 to July 1991. Mr. Cooper also served as Secretary from February 1982 to January 1996. Mr. Cooper is a 1980 graduate of Muhlenberg College in Allentown, Pennsylvania.

     Mr. Chazanoff has served as a director of the Company since July 1996. From March 1995 to the present, Mr. Chazanoff has served as Chairman of the Board of Millennium Capital Management LLC, a privately held merchant and investment banking firm. From December 1994 to March 1995, Mr. Chazanoff worked as a management and financial consultant. From March 1992 to November 1994, Mr. Chazanoff served as President and Chief Operating Officer of Integrated Resources and from January 1985 through February 1992 as Senior Executive Vice President of Integrated Resources. In February 1990, Integrated Resources filed a petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code and its plan of reorganization was confirmed in November 1994. From 1986 to the present, Mr. Chazanoff has served as President and director and been the sole shareholder of Carpar Corp., which serves as the general partner of a limited partnership, which, in turn, serves as the general partner of Berkeley Western Associates, L.P. ("Berkeley"), whose sole business is the ownership of a 14-story office building in Berkeley, California. Berkeley filed a petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code in January 1993 and its plan of reorganization was confirmed in November 1994.

     Mr. Cullen has served as a director of the Company since July 1996. Since January 1991, Mr. Cullen has been managing his personal investments.

     Mr. Maglio has served as a director of the Company since March 1996. From October 1991 to the present, Mr. Maglio has served as President and been the principal shareholder of Maglio & Associates, Inc., a consulting firm with primary emphasis on telecommunications and cable television. From April 1993 to August 1995, Mr. Maglio spent a majority of his business time as Vice President of Marketing of TTC, until Tele-Trend was acquired in August 1995 by Phoenix Network, Inc. ("Phoenix"). From February 1992 to April 1993, Mr. Maglio served as President, Residential Division -- Digital Music Express for International Cablecasting Technologies, Inc., where he was responsible for overseeing the development of a 30-channel start-up premium digital audio service used in cable television. From September 1988 to December 1991, Mr. Maglio served as Senior Vice President of Marketing and Programming of the Cable Division of United Artists. Mr. Maglio previously served as President of CTAM, the cable industry's marketing society.

     Mr. Rule founded the Company in June 1994. Since March 1996, Mr. Rule has served as Chairman of the Board, President and Chief Executive Officer of the Company. From June 1994 to March 1996, Mr. Rule served as managing member of Koala, the former manager of Black Rock Ventures, LLC (the "LLC"). From June 1991 to August 1995, Mr. Rule spent a majority of his business time as President of Tele-Trend Communications, Inc. ("TTC"), a reseller of long distance and other telecommunication services, until Tele-Trend Communications, LLC ("Tele-Trend") was acquired in August 1995 by Phoenix. Mr. Rule served as a vice president of Phoenix from August 1995 to March 1996. Mr. Rule has been involved in the formation, capitalization and operation of several start-up companies from 1986 to June 1991.

     From 1962 to 1967, Mr. Rule was a professional golfer on the PGA Tour. In 1967, Mr. Rule joined Integrated Resources Equity Corporation ("IREC") as a Managing Executive. In 1973, Mr. Rule became President of IREC. From 1980 to 1985, Mr. Rule served as Chairman of the Board of IREC and also as President of Integrated Resources Energy Group, Inc. Mr. Rule organized Integrated Resources, Inc.'s ("Integrated Resources") exploration, financing and drilling subsidiaries. From 1986 through 1988, Mr. Rule served as the Director of Institutional Sales and a Director of Far East Marketing for Integrated Resources. During his employment with, and after leaving, Integrated Resources, Mr. Rule began raising capital for small start-up businesses through Western Equities Corporation for which he served as President and was a principal shareholder. In February 1990, Integrated Resources filed a petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code and its plan of reorganization was confirmed in November 1994.

     Mr. Elsner has served as a director of the Company since July 1996. Since October 1995, Mr. Elsner has been self-employed and managing his personal investments. Since May 1989, Mr. Elsner has served as a director of United International Holdings, Inc. ("UIH"). From July 1992 to October 1995, Mr. Elsner served as Chief Executive Officer of UIH and from May 1989 to July 1992, he served as President of UIH. Mr. Elsner served as a director of United International Holdings, a Colorado general partnership of which UIH was a subsidiary prior to UIH's initial public offering, from September 1989 until the partnership dissolved in December 1993. Mr. Elsner also served as a director of United Artists from 1989 until December 1991.

     Mr. Thompson assisted in founding the Company in June 1994, has been promoting the Company's products since that time, and has served as a director since July 1996. Mr. Thompson has been a professional golfer since 1964, has been a participant on the PGA Senior Tour since 1989 and was a participant on the PGA Tour from 1964 to 1988 (18 years as a full-time participant and seven years as a part-time participant). Since 1971, Mr. Thompson has served as Vice President and been a principal shareholder of Toco, Inc., a corporation that owns real estate in and operates two retail stores in Toco, Texas. Since 1983, Mr. Thompson has served as the mayor of Toco, Texas, a town of approximately 200 people.

EXECUTIVE OFFICERS

     The table below contains the names, ages and positions held by the executive officers of the Company:

                   NAME                      AGE             POSITIONS WITH COMPANY
                   ----                      ---             ----------------------
Jackson D. Rule, Jr........................  58    Chairman of the Board, President and Chief
                                                   Executive Officer.
Christopher B. Cooper......................  38    Chief Operating Officer and director.
Gerald D. Fick.............................  57    Chief Financial Officer, Treasurer and
                                                   Secretary.

     The following is a brief account of the background of each executive officer:

     The backgrounds of Messrs. Rule and Cooper are described above.

     Mr. Fick has served as Chief Financial Officer, Treasurer and Secretary of the Company since April 1996. From July 1991 to August 1995, Mr. Fick served as Chief Financial Officer of TTC, until Tele-Trend was acquired in August 1995 by Phoenix. From August 1995 to March 1996, Mr. Fick served as operations manager of Phoenix's Denver Technological Center location. From September 1990 to June 1991, Mr. Fick worked as an independent financial and business consultant in the telecommunications industry. From August 1988 to August 1990, Mr. Fick served as Vice President, Chief Financial Officer and General Manager of Integrated Telecom Systems, Inc., a telecommunications equipment sales organization. From August 1983 to July 1988, Mr. Fick served as Vice President and Chief Financial Officer of GVNW, Inc., a national consulting firm in the telecommunications area, and The KREG Corporation, an affiliate of GVNW, Inc. From 1976 through 1983, Mr. Fick served as Vice President and Chief Financial Officer of ConTel Corp.'s 13-state western region, which had assets in excess of $1 billion.

     There are no family relationships among officers or directors of the Company.

BOARD COMMITTEES AND MEETINGS

     During the year ended December 31, 1996, the Board of Directors met a total of four times. All of the directors attended all of the meetings of the Board of Directors in the year ended December 31, 1996 during the period for which they were directors with the exception of Messrs. Timbers and Cullen who missed two and three meetings, respectively. The Board has appointed an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements. The Audit Committee also receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors, Messrs. Chazanoff, Cullen and Elsner. The Audit Committee did not meet during the year ended December 31, 1996.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's 1996 Stock Option Plan (the

"Plan") and performs all such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three directors, Messrs. Chazanoff, Elsner and Timbers. It met one time during the year ended December 31, 1996 and all members attended such meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's voting securities as of March 17, 1997 by: (i) each director; (ii) the Chief Executive Officer; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of any class of its voting securities. Unless otherwise indicated, the Company believes that each of the persons indicated below has sole voting and investment power with respect to the shares owned by such person.

                                                              NUMBER OF SHARES       PERCENT OF
                                                                BENEFICIALLY         OUTSTANDING
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)                  OWNED               SHARES
          ---------------------------------------             ----------------       -----------
Jackson D. Rule, Jr.........................................      218,522               6.94%
Jay Chazanoff...............................................       39,650(2)            1.26%
John W. Cullen..............................................       18,561               0.59%
William Elsner..............................................      130,578               4.15%
Gerard A. Maglio............................................      191,372               6.08%
Michael J. Timbers..........................................       19,650               0.62%
Rocky Thompson..............................................      345,938              10.98%
Christopher B. Cooper.......................................            0                  --
The Dreyfus Corporation.....................................      287,000               9.11%
  c/o Mellon Bank Corporation One Mellon Bank Center
  Pittsburgh, Pennsylvania
G. Schneider Holdings Co....................................      189,787               6.02%
  4643 South Ulster, Suite 1300 Denver, Colorado
All executive officers and directors as a group (9
  persons)..................................................      964,771(2)           30.63%

---------------

 *  Less than one percent.

(1) Unless otherwise indicated below, (i) the persons in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them, and (ii) the address for each beneficial owner is c/o the Company, 6786 South Revere Parkway, Suite 150 D, Englewood, Colorado 80112.

(2) Includes warrants to purchase 20,000 shares of Common Stock exercisable at $1.00 per share that were purchased by Mr. Chazanoff in the Company's private placement offering in May 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that (i) one transaction which should have previously been reported on Form 3 was subsequently reported on Form 5 by Gerald Fick, Chief Financial Officer, Treasurer and Secretary of the Company; (ii) three transactions which should have previously been reported on Forms 4 were subsequently reported on Form 5 by Jackson D. Rule, Jr., President, Chief Executive Officer, and Chairman of the Board of Directors of the Company; and (iii) two transactions which should have previously been reported on Forms 4 were subsequently reported on Form 5 by Hugh (Rocky) D. Thompson, a Director of the Company.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Directors who are also employees of the Company are not separately compensated for serving on the Board of Directors except that they are eligible to receive options to purchase Common Stock of the Company under the Plan (as are other Company employees, non-employee directors and other key individuals) and are reimbursed for related travel expenses. Non-employee directors are compensated through participation in the Plan and reimbursement for related travel expenses. The Company currently does not pay directors' fees for attendance at Board of Directors and committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary of Compensation

     The following table shows for the fiscal years ending December 31, 1996, 1995 and 1994, compensation awarded or paid to, or earned by the Company's Chief Executive Officer. No executive officer received compensation exceeding $100,000 during 1994, 1995 or 1996.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                           ANNUAL        ------------
                                                        COMPENSATION      SECURITIES
                                                       ---------------    UNDERLYING
              NAME AND PRINCIPAL                       SALARY    BONUS     OPTIONS/     ALL OTHER
                   POSITION                     YEAR    ($)       ($)      SARS (#)    COMPENSATION
              ------------------                ----   ------    -----   ------------  ------------
Mr. Jackson D. Rule Jr........................  1996   78,018     -0-          20,000      -0-
  Chairman of the Board,......................  1995   12,000(1)  -0-             -0-      -0-
  President and Chief.........................  1994      -0-     -0-             -0-      -0-
  Executive Officer

---------------

(1) Represents an aggregate of $12,000 that was paid by the Company to Tele-Trend and Phoenix for services that Mr. Rule provided to the Company when he was employed by Tele-Trend and Phoenix. Mr. Rule did not receive any of the proceeds of these payments.

  Stock Option Grants and Exercises

     The Company grants options to its executive officers under its 1996 Stock Option Plan (the "Plan").

     The following tables show, for the fiscal year ended December 31, 1996, certain information regarding options granted to, exercised by, and held at year end by the Chief Executive Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                                           --------------------------
                                                           PERCENTAGE
                                           NUMBER OF        OF TOTAL
                                           SECURITIES       OPTIONS
                                           UNDERLYING      GRANTED TO      EXERCISE
                                            OPTIONS        EMPLOYEES       OR BASE
                                            GRANTED        IN FISCAL        PRICE         EXPIRATION
                  NAME                        (#)           1996(1)         ($/SH)           DATE
                  ----                     ----------      ----------      --------      ------------
Jackson D. Rule, Jr......................    20,000          17.2%          $5.00        July 9, 2001

---------------

(1) Based on options to purchase 116,000 shares of the Company's Common Stock granted in 1996.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND
                  VALUE OF OPTIONS AT END OF FISCAL YEAR 1996

                                                                                                VALUE OF
                                                                    NUMBER OF                  UNEXERCISED
                                                              SECURITIES UNDERLYING           IN-THE-MONEY
                                     SHARES                        UNEXERCISED                OPTIONS/SARS
                                    ACQUIRED                    OPTIONS AT END OF               AT END OF
                                   ON EXERCISE    VALUE          FISCAL 1996(#)             FISCAL 1996($)(2)
              NAME                     (#)       REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
              ----                 -----------   --------   -------------------------   -------------------------
Jackson D. Rule Jr...............       --           --              0/20,000                       0

---------------
(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Fair market value of the Company's Common Stock at December 31, 1996 ($1.375) minus the exercise price of the options.

  Employment Agreements

     The Company has entered into employment agreements with Jackson D. Rule, Jr. and Rocky Thompson. The employment agreement with Jackson D. Rule, Jr. provides for an initial annual base salary of $120,000. Mr. Rule's employment agreement, which expires on April 30, 1999, may be terminated by the Company "for cause" and by Mr. Rule for a material breach of the employment agreement by the Company. He also will be restricted from competing with the Company until after April 30, 1999. In the event that the Company terminates the employment agreement, the Company is required to pay Mr. Rule $10,000 every month until May 1999 in consideration of Mr. Rule not competing with the Company until that time. In the event that Mr. Rule terminates the employment agreement, the Company is required to pay him $4,500 every month until May 1999 in consideration of Mr. Rule not competing with the Company until that time.

     The employment agreement with Mr. Thompson requires him to promote the Company's products and provides for (i) a nominal annual salary, and (ii) upon the occurrence of each of the following events, the grant of an option to purchase 5,000 shares of Common Stock, under and subject to the Plan and any successor plan, exercisable at the market value of the Common Stock on the date of such event: Mr. Thompson (a) wins a PGA Senior Tour Event, (b) is one of the top five money winners on the PGA Senior Tour in any year, and (c) leads the PGA Senior Tour in birdies in any year. Mr. Thompson's employment agreement expires on April 30, 2001, does not require him to devote a fixed amount of time on the Company's affairs, and may be terminated by the Company "for cause" and by Mr. Thompson for a material breach of the employment agreement by the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Rule (President, Chief Executive Officer and Chairman of the Board of Directors of the Company) and Thompson (a director of the Company) founded the Company in June 1994. Koala Ventures, LLC ("Koala") served as the manager of the Company when the Company operated as the LLC. Messrs. Rule and Maglio (a director of the Company) and Linley White were the managing members of Koala and thus responsible for the direction and supervision of the Company before the Company was reorganized from a Colorado limited liability company into a Delaware corporation effective as of April 1, 1996.

     Upon the LLC's formation in June 1994, Koala and Mr. Thompson were granted equity interests in the LLC which entitled them to a 37% and 10% respective share of the LLC's profits and distributions, but only after all of the investor members of the LLC received a return of their capital contributions in full. Messrs. Rule, Maglio, White and Elsner (a director of the Company) and G. Schneider Holdings Co. (a stockholder of the Company) originally owned 32%, 32%, 16%, 5% and 15% of Koala, respectively. Effective as of January 1, 1996, Koala amended and restated its operating agreement. The effect of such amendments was that Messrs. Rule, Maglio and White had their member interests reduced by 2.4%, 2.4% and 1.2%, respectively, and Mr. Lawrence B. Hoffer (Mr. Hoffer resigned as Executive Vice President and director of the Company in May 1997) received a 6% member interest in Koala in return for his $100 capital contribution. Pursuant to the Company's reorganization on April 1, 1996, Koala and Mr. Thompson exchanged their equity interests in the LLC for 646,526 and 184,454 shares of the Company's Common Stock, respectively.

     In May 1996, Koala liquidated and dissolved, and as part of its plan of liquidation and dissolution, it distributed 646,526 shares of Common Stock of the Company to its six members based upon their capital accounts and member interests. As a result of this distribution, Messrs. Rule, Maglio, White, Hoffer and Elsner and G. Schneider Holdings Co. respectively received 191,372, 191,372, 95,686, 38,792, 32,325, and 96,979 shares of Common Stock of the Company.

     During 1995, the Company paid an aggregate of $12,000 to Tele-Trend Communications, Inc. and Phoenix Network, Inc. for services that Mr. Rule provided to the Company when he was employed by Phoenix Network, Inc. and Tele-Trend Communications, Inc. Mr. Rule did not receive any of the proceeds of these payments.

     In August 1995, the Company entered into a $150,000 line of credit with MegaBank of Arapahoe, which was guaranteed by Mr. Rule. The Company paid off this line of credit with proceeds from its initial public offering.

     Some of the trademarks used by the Company were originally filed in the name of its manager, Koala. In March 1996, Koala assigned all of the trademarks to the Company for $10.

     During 1994, Koala loaned $76,551 to the Company, which loan did not begin accruing interest until January 1, 1995. Since January 1, 1995, the loan began accruing interest at the rate of 8% per annum. The Company paid this debt in full with proceeds from its initial public offering.

     On May 1, 1996 the Company entered into a consulting agreement with Mr. Maglio. Terms of the agreement began May 1, 1996 and expired on December 31, 1996. The Company paid approximately $37,000 during 1996 for services provided under the consulting agreement.

     During 1996, the Company sold $96,244 of golf clubs to Parade Golf Products, Inc. ("Parade Golf") of Quebec, Canada. Harvey Hoffer, father of Lawrence B. Hoffer (Mr. Hoffer resigned as Executive Vice President and director of the Company in May 1997), is an executive officer and 50% stockholder of Parade Golf. The Company believes that the sales to Parade Golf were on terms at least as favorable to the Company as the Company could have obtained from unrelated parties.

     On December 6, 1996 the Company entered into an agreement with Information Handling Services ("IHS") to handle all of the Company's fulfillment and warehousing requirement. The Company paid $7,433 during 1996 for services provided under the agreement. Michael J. Timbers (a director of the Company) is an executive officer of IHS.

     From July 1996 to January 1997, Christopher B. Cooper worked as an independent consultant to the Company. The Company paid $21,843 during that period for services provided by Mr. Cooper. Mr. Cooper has been employed as Chief Operating Officer of the Company and has served as a director of the Company since January 1997.

                                   PROPOSAL 2

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors of the Company has selected Ernst & Young LLP as independent public accountants to audit the consolidated financial statements of the Company, and has directed that this selection be presented to the stockholders for approval at the Annual Meeting. In February 1996, Ernst & Young LLP was hired by the Company to audit its December 31, 1994 and 1995 financial statements and has audited the Company's financial statements for December 31, 1996. It is anticipated that representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement and will be available to respond to questions from stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. In the event stockholders fail to ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time if the Board of Directors determines that such change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

     In connection with the Company's initial public offering completed in July 1996, the Company's predecessor, the LLC dismissed its independent auditors in February 1996 and engaged Ernst & Young LLP to audit the financial statements of the Company. The decision to change accountants was approved by the LLC's manager. The former auditors had not completed any audits or issued any reports on the financial statements of the LLC. The Company did not have any disagreements with its former auditors concerning accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any other matters.

                             ADDITIONAL INFORMATION

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB, without exhibits, for the fiscal year ended December 31, 1996, is included with these proxy materials. Additional copies are available without charge upon written request to: Corporate Secretary, Black Rock Golf Corporation, 6786 South Revere Parkway, Suite 150 D, Englewood, Colorado 80112.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than February 28, 1998, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            /s/ GERALD D. FICK

                                            Gerald D. Fick
                                            Secretary

July 1, 1997

                          BLACK ROCK GOLF CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jackson D. Rule, Jr. and Gerald D. Fick as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Black Rock Golf Corporation held of record by the undersigned on June 23, 1997, at the Annual Meeting of Shareholders to be held on July 28, 1997, or any adjournment thereof.


/X/   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

1.  ELECTION OF DIRECTORS                                           2.  RATIFICATION OF SELECTION OF
                                                                        INDEPENDENT PUBLIC ACCOUNTANTS
    FOR  all nominees listed               WITHHOLD AUTHORITY.
    below (except as marked                to vote for all nominees     FOR        AGAINST     ABSTAIN
    to the contrary below)                 listed below
                                                                        ( )          ( )         ( )
                 ( )                               ( )              3.  In their discretion, the Proxies are
(INSTRUCTION: To withhold authority to vote for any                     authorized to vote upon such other
individual nominee mark the box next to the nominees's                  business as may properly come before
name below):                                                            the meeting

( ) Michael J. Timbers    ( )  Christopher B. Cooper



                                                     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
                                                     MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
                                                     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                     PROPOSALS 1 AND 2.

                                                     Dated:   ________________________________________, 1997


                                                     -------------------------------------------------------


                                                     -------------------------------------------------------
                                                                           Signature(s)
                                                     Please sign exactly as name appears on stock certificate.
                                                     When shares are held by joint tenants, both should sign.
                                                     When signing as attorney, as executor, administrator,
                                                     trustee or guardian, please give full title as such.
                                                     If a corporation, please sign in full corporate name by
                                                     President or other authorized officer.  If a partnership,
                                                     please sign in partnership name by authorized person.

                                                     PLEASE READ, MARK, SIGN, DATE, AND RETURN THE PROXY CARD
                                                     PROMPTLY USING THE ENCLOSED ENVELOPE